 1  Second Quarter Fiscal 2018 Earnings Call   April 26, 2018

 Safe Harbor Statement  2  The information contained in and discussed during this presentation may include “forward-looking statements” within the meaning of federal securities regulations. These forward-looking statements involve a number of risks, uncertainties, and other factors, including those described in Cabot Microelectronics’ filings with the Securities and Exchange Commission (SEC), that could cause actual results to differ materially from those described by these forward-looking statements. Cabot Microelectronics Corporation assumes no obligation to update this forward-looking information.

2018 Second Quarter Highlights

- Record Revenue of $143M; exceeded prior year by $24M, or 20%
  - In-line with general expectations stated in previous quarter
  - Driven by continued strong industry demand, particularly in memory
- Record Net Income of $29.7M; exceeded prior year by $11.5M, or 63%
  - Approximately 21% of revenue
- Record EPS of $1.14; exceeded prior year by $0.43, or 61%
- Recent Announcements:
  - Update to Capital Deployment Program
    - Doubled regular quarterly cash dividend to $0.40 per share
    - Intention to distribute 50% or more of prior fiscal year free cash flow to shareholders on an ongoing basis
    - Completed significant repatriation of overseas cash and paid off term loan of $138M
  - Collaboration with Fujimi Incorporated for the development of certain advanced IC CMP solutions

Demonstrated performance versus long term financial goals of growth faster than the industry and margin expansion

Note: Data represented by rounded values throughout this presentation

Cabot Microelectronics
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 4        2018 Q2*  2017 Q2*  % Change from Prior Year*    Comments  Total Revenue      $143M  $119M    20%  Continued execution of our strategic initiatives and global semiconductor industry demand    Tungsten Slurries    $60M  $52M    17%  Strong demand in memory and logic applications    Dielectrics Slurries    $35M  $28M    24%  Winning more business with our higher performing, lower cost, and higher profitability products    Polishing Pads    $21M  $17M    23%  Broad product portfolio and unique product attributes    Other Metals Slurries    $17M  $15M    15%  Metals slurry products other than tungsten    Engineered Surface Finishes/Other    $10M  $8M    32%  Includes QED Technologies    Revenue Overview            * Data represented by rounded values

 5      GAAP Results*    Non-GAAP Results*      Comments on Results      2018 Q2  2017 Q2  2018 Q2  2017 Q2      Revenue    $143.0M  $119.2M        Record Revenue  Gross Profit, % of revenue    52.5%  50.4%  53.4%  51.4%    Driven by increased volume combined with high-value product mix Updated full year GAAP gross profit margin guidance range to 51-53% of revenue  Operating Income, % of revenue    25.9%  20.1%  27.2%  21.5%    Record Net IncomeIncreases reflect operating leverage driven by revenue growth, combined with ongoing attention to controlling costs  Net Income    $29.7M  $18.3M  $31.3 M  $19.3M      Diluted EPS    $1.14  $0.71  $1.19  $0.76        Financial Details            * Data represented by rounded values

 Balance Sheet and Cash Flow  6  Cash and Investments balance of $461M, increase of $36M over prior quarterTotal Debt of $137.5M Paid off the remaining outstanding Term Loan in AprilOperating Cash Flow was $36.5MCapital Expenditures were $4.6MFree Cash Flow1 was $31.9M 1 Free cash flow is operating cash flow less capital expenditures

 7  Capital Deployment Program  100% increase over the prior regular quarterly cash dividend paid of $0.20 per shareRepresents $40M annually  Ongoing through a combination of cash dividends and share repurchasesRepresents at least $60M in FY 2018 based on FY 2017 FCF of $120M  Expect to save $4M interest expense annually  Return Value to ShareholdersSince becoming a public company in 2000, Cabot Microelectronics has distributed approximately $760 million to shareholders through a combination of cash dividends and share repurchases      Doubled regular quarterly cash dividend to $0.40  Intention to distribute at least 50 percent of prior fiscal year free cash flow (FCF) to shareholders  Completed significant repatriation of overseas cash and paid off term loan of $138M

Closing Remarks

- Sustained, strong financial performance
- Revenue of $143.0M increased by approximately $24M, or 20.0%, from last year, driven by growth across all product areas
- Net Income of $29.7M increased by approximately $11.5M, or 63%, from last year
  - Benefited from revenue growth, margin expansion and continued operating expense discipline
- Revenue increased by $24M while Operating Income increased by $13M, compared with prior year
  - This implies 54% operating leverage on the incremental revenue
- Our expectations are for continuing firm near-term industry demand, sustained gross margin performance, and disciplined management of operating costs
  - Q3 expectation is for a low to mid single digit sequential increase in revenue for IC CMP consumables

Cabot Microelectronics

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Appendix

Update on Certain Expectations

	Quarter Guidance	Full Year Guidance	
	Q3FY2018	**Previous Communication**	**Current Communication**
Revenue (IC CMP Consumables)	**Expect low to mid single digit sequential increase over Q2**	....	....
Gross Profit Margin (GAAP Basis)	....	**50%-52%**	**51%-53%**
Operating Expense (GAAP Basis)	....	**$145-$150M**	**$148-$153M**
Tax Rate	....	**21%-24%** ***(For Q2-Q4)***	**21%-24%** ***(For Q3-Q4)***
Capital Spending	....	**$18-$22M**	**$18-$22M**

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Thank you for your interest in Cabot Microelectronics Corporation  For additional information, please contact:  Colleen MumfordInvestor Relations Director(630) 499-2600  10